Exhibit 10.23

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made effective as of January 15, 2014 (“Effective Date”) by and between XG Sciences IP, LLC, a Michigan limited liability company (“Licensor”), and XG Sciences Inc., a Michigan corporation (’’Licensee”).

BACKGROUND

A.           Licensee and Licensor entered into an Assignment of Intellectual Property, dated effective as of January 15, 2014 (the “Assignment”), whereby Licensee assigned to Licensor, and Licensor accepted from Licensee, the entire right, title, and interest of Licensee throughout the world in and to the “Intellectual Property” specifically defined in the Assignment, including Exhibit A to the Assignment (the “Intellectual Property”).

B.           Licensor and Licensee desire that Licensee license from Licensor all of the Intellectual Property.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the Assignment, the parties agree as follows:

1.          Grant of License. Licensor hereby grants to Licensee a revocable, exclusive, fully-paid-up, royalty-free, worldwide right and license to make, have made, use, lease, advertise, distribute, market, offer for sale, sell, service, import, export, or otherwise exploit the Intellectual Property disclosed, described and/or claimed, in whole or in part, and to practice any method or process disclosed, described or claimed, in whole or in part, in the Intellectual Property, including the right to sublicense such rights (hereinafter the “License”) With the consent of Licensor, Licensee may submit to regulatory authorities all filings necessary to protect both Licensor’s and Licensee’s use of the Intellectual Property.

2.          Duration of License and Effect of Termination. Licensor’s grant of the License to Licensee under this Agreement shall be from the Effective Date until this Agreement is terminated by Licensor with sixty (60) days’ written notice to the Licensee. Upon termination of this Agreement, Licensee will refrain from further use of the Intellectual Property.

3.          Trademarks Guidelines. Licensee shall not use the licensed trademarks comprising the Intellectual Property in an immoral or improper manner. All good will arising from such use shall inure solely to the benefit of the Licensor and Licensee shall not assert any claim to the licensed trademarks or such good will. Licensee agrees to comply with the rules and guidelines set forth from time to time by Licensor with respect to the appearance and use the licensed trademarks. Any form of use of the licensed trademarks not specifically provided for by such rules shall be adopted by Licensee only upon prior written approval of Licensor. Licensee shall permanently display all appropriate notices and legends with respect to the licensed trademarks as are required by federal, state and/or local laws or which are otherwise requested by Licensor.

4.          Records Audit. Licensee shall keep and cause its affiliates and sublicensees to keep true and accurate records relating to any products or materials sold using such Intellectual Property. Such records shall be open for inspection by Licensor and/or its designated agent.

5.          Transfer of License. Licensee may assign, transfer, and sublicense any and all of its rights under this Agreement.

6.          Cooperation. Licensee and Licensor shall cooperate to protect the Intellectual Property and execute such further documents as may be necessary to record the ownership and license status of the Intellectual Property with the United States Patent and Trademark Office or other relevant agencies.

7.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Michigan without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any state other than the State of Michigan. Any such action must be brought in the state or federal court having jurisdiction within or over Ingham County, Michigan.

[Signature Page Follows]

[Signature Page to License Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the Effective Date.

XG SCIENCES IP, LLC

By:	/s/ Michael R. Knox
Michael R. Knox
Its:	Manager

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Michael R. Knox
Its:	Chief Executive Officer